EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in this annual report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Spartech Corporation.
Date: October 27, 2006

/s/ George A. Abd George A. Abd
President and Chief Executive Officer

/s/ Randy C. Martin Randy C. Martin
Executive Vice President Corporate Development
and Chief Financial Officer